--------------------------------------------------------------------------------
                                  EXHIBIT 6.9
                     FORM OF GROUP VARIABLE ANNUITY CONTRACT
                        FOR 457 PROGRAMS, FORM VA-10515
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                     American United Life INSURANCE COMPANY
                                  GROUP FUND B


CONTRACT NO. VA _____________________
CONTRACTHOLDER ______________________

CONTRACT DATE _______________________

American United Life Insurance Company ("Company") will provide all the rights and benefits of this contract.

This contract is issued in consideration of the application and of the payment to the Company of Annuity Deposits. This contract provides for investment in Fund B, and supplements Group Annuity Contract G xx,xxx which shall be referred to as the "Companion Contract."

Signed for the Company at its Home Office, ___________________________________.


                                        AMERICAN UNITED LIFE INSURANCE COMPANY


                                        By: __________________________________


                                        Attest


                             GROUP ANNUITY CONTRACT
                 Equity Fund - Variable Annuities Participating

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AS HEREIN PROVIDED AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

VA-10515

TABLE OF CONTENTS

ARTICLE I         DEFINITIONS
ARTICLE II        ANNUITY DEPOSITS

         Section 1 ------- Annuity Deposits
         Section 2 ------- Application of Annuity Deposits
         Section 3 ------- Credit of Accumulation Units
         Section 4 ------- Cessation of Annuity Deposits

ARTICLE III       VALUATION

         Section 1 ------- Gross Investment Rate and Net Investment Rate
         Section 2 ------- Net Investment Factor
         Section 3 ------- Accumulation Unit Value
         Section 4 ------- Annuity Unit Value
         Section 5 ------- Valuation of Assets

ARTICLE IV        TRANSFER OPTIONS

         Section 1 ------- Transfers from the Companion Contract
         Section 2 ------- Transfers to the Companion Contract

ARTICLE V         BENEFITS

         Section 1 ------- Variable Annuity Benefits
         Section 2 ------- Single Sum Benefits
         Section 3 ------- Emergency Withdrawals
         Section 4 ------- Death Benefits

ARTICLE VI        GENERAL PROVISIONS

         Section 1 ------- Contract
         Section 2 ------- Ownership
         Section 3 ------- Beneficiary
         Section 4 ------- Dividends
         Section 5 ------- Amendments
         Section 6 ------- Misstatements
         Section 7 ------- Information, Proofs and Determination of Facts
         Section 8 ------- Facility of Payment
         Section 9 ------- Pronouns
         Section 10 ------ Relation of this Contract to Fund B
         Section 11 ------ Voting
         Section 12 ------ Transfer to Substitute Funding Medium

TABLES

                                   ARTICLE I

                                  DEFINITIONS

CONTRACT ANNIVERSARY means the Contract Date and each subsequent anniversary of the Plan.

MONTHLY DATE means the Contract Date and the first day of each month thereafter.

CONTRACT YEAR means a period of time beginning on a Contract Anniversary and ending on the day immediately preceding the next Contract Anniversary.

PLAN means the Deferred Compensation Plan of the Contractholder as it exists on the Contract Date and any subsequent amendments.

PARTICIPANT means a person on whose behalf funds are on deposit under this contract.

FUND B is the segregated investment account entitled "American united Life Fund B" which has been established by the Company to provide the funding for the variable annuity contracts sold by the Company.

VALUATION PERIOD is a period beginning immediately after a valuation of Fund B and ending with the next valuation of Fund B. Valuations shall occur as of the close of trading on the New York Stock Exchange on each day during which the Exchange is open for trading provided that the Company is open for business.

ANNUITY DEPOSITS means an amount paid on behalf of a Participant by the Contractholder to the Company at its Home Office.

INDIVIDUAL ACCOUNT is the sum of the accumulation units credited on behalf of a Participant.

ANNUITY COMMENCEMENT DATE means the Monthly Date on which annuity benefits are to commence for a Participant, as reported to the Company. The Annuity Commencement Date must be prior to the Participant's 75th birthday.

VARIABLE ANNUITY is an annuity providing for payments which vary in amount in accordance with the investment experience of a segregated investment account such as Fund B.

COMPANION CONTRACT is the group annuity contract issued by the Company to the Contractholder which provides for fixed dollar annuity payments which are guaranteed as to dollar amount throughout the payment period.

                                   ARTICLE II
                                ANNUITY DEPOSITS


SECTION 1--ANNUITY DEPOSITS. The Contractholder will direct the Company to invest all or a portion of the Annuity Deposits made on behalf of a Participant in Fund B. A Participant's annual Annuity Deposits cannot be less than the Company's then current established minimum.

SECTION 2--APPLICATION OF ANNUITY DEPOSITS. The Company shall deduct for its sales and administrative services (provided for by the agreement between the Company and Fund B) (i) 6% of each Annuity Deposit made for a Participant until Annuity Deposits under this Contract plus any Annuity Deposits made for the Participant under any other Fund B contract with the Company total $5,000, and
(ii) 4% of any Annuity Deposits made thereafter for such Participant. The Company will invest the balance of the Annuity Deposits in Fund B.

SECTION 3--CREDIT OF ACCUMULATION UNITS. The number of accumulation units credited to an Individual Account will be determined by dividing the balance of the Annuity Deposit by the dollar value of an accumulation unit immediately following receipt of the Annuity Deposits by the Company at its Home Office. The number of accumulation units will not be changed by any subsequent change in the dollar value of accumulation units.

SECTION 4--CESSATION OF ANNUITY DEPOSITS. Cessation of Annuity Deposits will occur when the number of Participants on whose behalf Annuity Deposits are being made is less than 25, if written notice has been given by the Company to the Contractholder.

Also, cessation of Annuity Deposits will occur if an amendment is made to the Plan which affects the duties or obligations of the Company; provided that within 30 days after receiving the amendment, the Company notifies the Contractholder that the amendment is not acceptable. Unless a mutually satisfactory agreement is reached within 30 days of the Company's notice, cessation will occur as of the amendment's effective date.

                                   ARTICLE III
                                    VALUATION

SECTION 1--GROSS INVESTMENT RATE AND NET INVESTMENT RATE. The Gross Investment Rate of Fund B for each Valuation Period is equal to (i) the investment income and capital gains and losses for the Valuation Period, whether realized or unrealized, on the assets of Fund B, less a deduction for any applicable taxes and less expenses of Fund B which are not the contractual liability of the Company, divided by (ii) the value of the assets of Fund B at the beginning of the Valuation Period. The Gross Investment Rate may be either positive or negative. The Net Investment Rate of Fund B for any Valuation Period is equal to the Gross Investment Rate expressed in decimal form to seven places less a deduction of .0000328 for each calendar day in the Valuation Period. This deduction reflects the fee payable to the Company for its mortality risk and expense guarantees and its investment management services (provided for by the agreement between the Company and Fund B).

SECTION 2--NET INVESTMENT FACTOR. The net investment factor for each Valuation Period is the sum of 1.0000000 plus the Net Investment Rate for that Valuation Period.

SECTION 3--ACCUMULATION UNIT VALUE. The value of an accumulation unit was established at $1.0000000 on April 3, 1969. The value of an accumulation unit at the end of any subsequent Valuation Period is determined by multiplying the value at the end of the previous Valuation Period by the Net Investment Factor for the specific Valuation Period.

SECTION 4--ANNUITY UNIT VALUE. The value of an annuity unit was established at $1.0000000 on April 3, 1969. The value of an annuity unit at the end of any subsequent Valuation Period is determined by multiplying the value of an annuity unit at the end of the previous Valuation Period by .9999058 for each calendar day in the specific Valuation Period and by the Net Investment Factor for the specific Valuation Period.

SECTION 5--VALUATION OF ASSETS. The value of the assets in Fund B at the end of any Valuation Period will be the aggregate of the following:

(a)  The face amount of cash; plus


(b) When market quotations are readily available with respect to securities, the total market value of the securities, valued at the closing prices on that day for securities traded on national securities exchanges, and at the bid prices quoted on that day for securities traded over the counter; plus

(c) When market quotations are not readily available, or when restricted securities or other assets are being valued, the fair value as determined in good faith by the Fund B Board of Managers; minus

(d) An amount for taxes on realized and unrealized capital gains and any other applicable taxes based on income of, assets in, or the existence of, Fund B; and minus

(e)  Liabilities of Fund B other than contract liabilities.

The determination by the Company of the value of the assets and the accumulation units and annuity units will be conclusive. Any change in the method of valuation must be approved by the Board of Managers of Fund B.

                                   ARTICLE IV

                                TRANSFER OPTIONS


SECTION 1--TRANSFERS FROM THE COMPANION CONTRACT. If a Participant is also a Participant under the Companion Contract, the Contractholder may elect to transfer all or a portion of the Participant's Withdrawal Value under the Companion Contract to this contract. The amount so transferred will be considered an Annuity Deposit on the date of transfer.

The Contractholder may also elect to transfer all or a portion of the Participant's Annuity Value under the Companion Contract to this contract on his Annuity Commencement Date to provide the Participant a Variable Annuity. The amount so transferred will be considered an Annuity Deposit on the date of transfer.

SECTION 2--TRANSFERS TO THE COMPANION CONTRACT. The Contractholder may, prior to a Participant's Annuity Commencement Date, by filing written request with the Company at its Home Office on a form satisfactory to the Company, elect to transfer all or a portion of the value of the Participant's Individual Account to the Companion Contract.

The Contractholder may also elect to transfer all or a portion of the value of the Participant's Individual Account to the Companion Contract on his Annuity Commencement Date to provide the Participant a fixed dollar annuity settlement under the Companion Contract.

Transfers to the Companion Contract will be made by the Company at the end of the Valuation Period in which such written request is received by the Company or at the end of any later Valuation Period selected by the Contractholder.

                                   ARTICLE V

                                    BENEFITS

SECTION  1--VARIABLE  ANNUITY  BENEFITS.  At  the  Contractholder's   request  a
Participant's Individual Account will be applied as of his Annuity Commencement Date to provide a monthly Variable Annuity beginning on that date.

On behalf of the Contractholder, the annuity will be payable to the Participant under one of the following options as specified in the Contractholder's written request. If no such written notice has been received by the Company at least 30 days prior to the Participant's 75th birthday, his Annuity Value shall be automatically applied under Option 2 as a 10 year Certain and Life Annuity.

     OPTION 1--LIFE ANNUITY. The monthly annuity will be payable to the Participant for as long as he lives.

     OPTION 2-- CERTAIN AND LIFE ANNUITY. The monthly annuity will be payable to the Participant for as long as he lives. If the Participant dies before receiving payments for the certain period (5, 10, or 15 years, as specified in the election), any remaining payments for the balance of the certain period will be paid to his beneficiary.

     OPTION 3--SURVIVORSHIP ANNUITY. The monthly annuity will be payable to the Participant for as long as he lives. After the death of the Participant, a portion (all, 2/3 or 1/2, as specified in the election) of the monthly annuity will be paid to his contingent annuitant for as long as he lives. An election of this option will be cancelled automatically if either the Participant or contingent annuitant dies prior to the Annuity Commencement Date.

     OPTION 4--UNIT REFUND ANNUITY. The monthly annuity will be payable to the Participant for as long as he lives. At the death of the Participant, his beneficiary will receive a single sum payment of the then dollar value of the number of annuity units equal to the excess of (a) the total amount applied under this option divided by the annuity unit value at the Annuity Commencement Date over (b) the number of annuity units represented by each monthly payment multiplied by the number of monthly payments made.

Any other options, including annuities for a fixed period, mutually agreed upon between the Contractholder and the Company will be made available.

In no event will any option elected provide annuity benefits which would extend for a certain period beyond the life expectancy of a Participant or the joint life expectancy of a Participant and his contingent annuitant, as determined on the Annuity Commencement Date.

The Tables show the dollar amount of the first monthly payment which can be purchased with $1,000 of value in a Participant's Individual Account, after deduction of any applicable premium taxes. The value of an Individual Account will be computed at the valuation which follows the eighteenth day of the month prior to the Participant's Annuity Commencement Date.

The amount of the first monthly payment shall be divided by the Annuity Unit Value at the valuation which follows the eighteenth day of the month prior to the Participant's Annuity Commencement Date to determine the number of annuity units on which subsequent payments are based. The amount of each monthly Variable Annuity payment after the first monthly payment will be equal to this number of annuity units multiplied by the Annuity Unit Value at the valuation which follows the eighteenth day of the month prior to the month in which the payment is due.

If the yearly amount of the annuity payable is less than the Company's established minimum on the Annuity Commencement Date, the Company may pay the annuity on a less frequent basis.

If the dollar value of a Participant's Individual Account is less than $1,750.00 on his Annuity Commencement Date, or on the date he becomes an Inactive Participant, the Company may pay the dollar value in cash in full settlement of all benefits otherwise payable to such Participant.

SECTION 2 -- SINGLE SUM BENEFITS. Upon the Contractholder's written request, the payment of benefits to a Participant on his Annuity Commencement Date shall be made in a single sum. The amount paid in a single sum will be equal to the value of the Participant's Individual Account, determined as of the end of the Valuation Period in which the request is received, and will be in lieu of the benefits otherwise provided under this contract for such Participant, his beneficiary or his contingent annuitant.

SECTION 3--EMERGENCY WITHDRAWALS. If a Participant is faced with an unforseeable emergency (as defined in the Plan), the Company, upon receipt of the Contractholder's written request, will pay to the Participant all or a portion of the value of Participant's Individual Account, determined as of the end of the Valuation Period in which the request is received. This withdrawal will be paid in lieu of the benefits otherwise provided under this contract for the Participant, his beneficiary or his contingent annuitant.

SECTION 4--DEATH BENEFITS. If a Participant dies prior to his Annuity Commencement Date, the Company, upon receipt of due proof of death, will pay a benefit equal to the value of the Participant's Individual Account determined at the end of the Valuation Period in which such proof of death is received by the Company. At the Contractholder's request and on his behalf, the benefit will be paid to the beneficiary in one sum or as a monthly annuity under one of the options in Section 1 of this Article. If the Participant has not made an. election prior to his death, the beneficiary may make such an election.

                                   ARTICLE VI

                               GENERAL PROVISIONS

SECTION 1--CONTRACT. This contract and the application of the Contractholder, a copy of which is attached to and made a part of the contract, constitute the entire contract. No agent or other person, except an officer of the Company, can change this contract or waive any of its conditions.

SECTION 2--OWNERSHIP. The value of all Annuity Deposits received under this contract and the value of all property and rights purchased with, and all income attributable to such Annuity Deposits shall remain (until made available to the Participant or other beneficiary) solely the property and rights of the Contractholder (without being restricted to the provision of benefits under the Plan) subject only to the claims of the Contractholder's general creditors.

SECTION 3--BENEFICIARY. Beneficiaries are as designated on the Contractholder's records in accordance with a Participant's written request.

SECTION 4--DIVIDENDS. This contract's share of the divisible surplus, if any, will be determined annually by the Company and credited as a dividend on the Contract Anniversary. Any dividend credited to this contract will be in the form of an adjustment in the next succeeding year to the deduction from Annuity Deposits, as provided in Article III, Section 2, or in the form of additional accumulation units credited to the Participant's Individual Account or in the form of additional annuity units, as applicable. Any additional units credited will be considered Annuity Deposits in the year credited for the purpose of determining the guarantees applicable.

SECTION 5--AMENDMENTS. The Company reserves the right to change any of the provisions of this contract after the fifth Contract Year. The Company must give written notice to the Contractholder of its intention to so amend at least 30 days prior to the date the amendment is to take effect. Any such amendment will not apply to Annuity Deposits made prior to the effective date of the amendment.

Also, this contract may be changed at any time as to any of its provisions by written agreement between the Contractholder and the Company without the consent of any Participant, beneficiary and contingent annuitant. Such an amendment will be binding on each tax Participant, beneficiary and contingent annuitant.

This contract may also be amended or changed at any time by the Company without the consent of the Contractholder or any Participant, beneficiary or contingent annuitant if such amendment or change is necessary to permit the contract or the Plan to meet the requirements of any federal or state statute or rule or regulation of the U.S. Treasury Department.

SECTION 6--MISSTATEMENTS. If the age or sex of any Participant or contingent annuitant is misstated, the amount of annuity payable by the Company will be adjusted to the amount the value of the Participant's Individual Account would have provided on the Annuity Commencement Date using the correct age and sex. Any overpayments will be deducted from future amounts payable, and any underpayments will be paid in full with the next payment.

SECTION 7--INFORMATION, PROOFS AND DETERMINATION OF FACTS. The Contractholder will furnish the Company with any information which, in the opinion of the Company, is necessary for the administration of this contract.

SECTION 8--FACILITY OF PAYMENT. If any Participant, contingent annuitant or beneficiary is legally incapable of giving a valid receipt for any payment due him and no guardian has been appointed, the Company may make such payment to the person or persons who have assumed the care and principal support of such Participant, contingent annuitant or beneficiary, except that any payment due a minor will be paid at a rate not exceeding $100.00 per month. Any payment made by the Company will fully discharge the Company to the extent of such payment.

SECTION 9--PRONOUNS. Masculine pronouns used in this contract shall include both masculine and feminine gender unless the context indicates otherwise.

SECTION 10--RELATION OF THIS CONTRACT TO FUND B. The Company shall have absolute ownership of the assets in Fund B.

SECTION 11--VOTING. The Contractholder shall not be entitled to vote at meetings of the policyholders of the Company but shall be entitled to vote at meetings of the participants of Fund B in accordance with the Rules and Regulations of Fund B.

SECTION 12--TRANSFER TO SUBSTITUTE FUNDING MEDIUM. At the written election of the Contractholder, the Company will pay to a substitute funding medium an amount equal to the value of all unapplied accumulation units determined at the end of the Valuation Period in which the election is received by the Company at its Home Office.

                         TABLE OF BENEFIT OPTION VALUES

Amounts shown in Table I are based upon the 1951 Group Annuity Table, projected to 1967 by Scale C, with interest at the rate of 3 1/2% per annum. Amounts shown in Table I are for exact adjusted ages ant must be interpolated between ages for each full month of adjusted age in excess of the exact age. For convenience in interpolation Table II gives the addition to Table I for each month of adjusted age in excess of that exact age.

The adjusted age is determined by the following process:

MALES

1. Determine the Participant's age in years and full months on the date retirement payments are to commence, and

2. Deduct one month for each year his calendar year of birth exceeds 1900AD, or add one month for each year his calendar year of birth precedes 1900AD.

FEMALES

1. Determine the Participant's age in years and full months on the date retirement payments are to commence, and

2.   Deduct five years from such age, and

3. Deduct one month for each year her calendar year of birth exceeds 1900AD, or add one month for each year her calendar year of birth precedes 1900AD.

All monthly payments will be rounded to the nearest cent with exact one-half cents rounded up.

Example: A male participant born on June 15, 1903 decides to retire and receive his first annuity check on January 1, 1968. His exact age on January 1, 1968 is 64 years, 6 months and 16 days. His calendar year of birth exceeds 1900AD by 3 years and therefore his adjusted age is 64 years and 3 months. His annuity payable for life with 120 payments guaranteed is $6.6296 plus 3 times 0.0142 or $6.6722 per $1,000 of proceeds applied on January l, 1968.

A female participant born on the same date and retiring on the same date would have an adjusted age of 59 years and 3 months and her annuity on the same option would be $5.8700 plus 3 times 0.0117 or $5.9051 per $1,000 of proceeds applied on January l, 1968.


P-9979

                                    TABLE I

Dollar Amount of the First Monthly Payment Which is Purchased with Each $1,000 of Proceeds Applied for Each Full Year of Adjusted Exact Age.

Adjusted                            Options 1, 2 and 4 - Single Life Annuities
Exact Age ----------------------------------------------------------------------------
in Full                                   Period Certain
Years    -----------------------------------------------------------------------------           Unit
-------    None           5 Years         10 Years          15 Years          20 Years          Refund
        -------           -------         --------          --------          --------          ------

45      $4.5100           $4.5004          $4.4696           $4.4196           $4.3400          $4.3396
46       4.5904            4.5796           4.5404            4.4796            4.3904           4.3804
47       4 6696            4.6600           4.6196            4.5504            4,4504           4.4404
48       4 7596            4.7500           4.7000            4.6200            4.5104           4.5100
49       4.8496            4.8400           4.7804            4.6896            4.5704           4.5796

50       4.9504            4.9300           4.8704            4.7700            4.6304           4.6504
51       5.0500            5.0296           4.9604            4.8504            4.6904           4.7296
52       5.1604            5.1304           5.0600            4.9296            4.7600           4.8004
53       5.2696            5.2396           5.1596            5.0196            4.8200           4.8904
54       5.3896            5.3596           5.2604            5.1000            4.8800           4.9804

55       5.5204            5.4796           5.3696            5.1900            4.9496           5.07C4
56       5.6596            5.6104           5.4896            5.2800            5.0096           5.1604
57       5.8000            5.7496           5.6096            5.3796            5.0804           5.2696
58       5.9500            5.8996           5.7404            5.~804            5.1404           5.3704
59       6.1204            6.0604           5.8700            5.5800            5.2004           5.4904

60       6.2896            6.2200           6.0104            5.6796            5.2604           5.6104
61       6.4~04            6.4000           6.1604            5.7804            5.3204           5.7304
62       6.6904            6.5896           6.3104            5.8800            5.3696           5.8600
63       6 9100            6.7900           6.4700            5.9796            5.4200           6.0000
64       7 1404            7.0096           6.6296            6.0804            5.4704           6.1504

65       7.3900            7.2400           6.8000            6.1800            5.5100           6.3100
66       7.6600            7.4800           6.9800            6.2796            5.5496           6.4696
67       7.9504            7.7404           7.1600            6.3696            5.5904           6.6400
68       8.2600            8.0104           7.3400            6.4596            5.6204           6.8296
69       8.5996            8.2996           7.5200            6.5400            5.6396           7.0204

70       8.9596            8.6104           7.7096            6.6204            5.6696           7.2196
71       9.3496            8.9296           7.3896            6.6~00            5.6804           7.4404
72       9.7804            9.2800           8.0696            6.7596            5.6996           7,6696
73       10,2400           9.6400           8.9496            6.8100            5.7104           7.9C00
74       10.7296           10.0096          8.4200            6.8604            5.7200           8.1496

75       11.2696           10.4104          S.5796            6.9096            5.7296           8.4196


67GA35-0

                 OPTION 3 - Survivorship Annuity Sample Values


Adjusted
Exact Age             Adjusted Exact Age of the Contingent Annuitant in Full Year
of the           50                55                60                65           70
Annuitant        --                --                --                --           --
in Full Years            With 100% Payable to Surviving Contingent Annuitant
-------------   -------------------------------------------------------------------------

50             4.3032           4.4616            4.5936             4.7088       4.7940
55             4.4616           4.6836            4.8876             5.0784       5.2272
60             4.5936           4.8876            5.1864             5.4828       5.7360
65             4.7088           5.0784            5.4828             5.9160       6.3288
70             4.7940           5.2272            5.7360             6.3288       6.9552

                         With 66 2/3% Payable to Surviving Contingent Annuitant
               -------------------------------------------------------------------------

50             4.4988           4.6128            4.7064             4.7868       4.8456
55             4.7664           4.9332            5.0820             5.2176       5.3208
60             5.0484           5.2812            5.5092             5.7288       5.9112
65             5.3568           5.6700            6.0000             6.3372       6.6480
70             5.6736           6.0696            6.5184             7.0152       7.5156


                         With 50% Payable to Surviving Contingent-Annuitant
               ------------------------------------------------------------------------

50             4.6044           4.6932            4.7664             4.8264       4.8720
55             4.9356           5.0688            5.1852             5.2908       5.3700
60             5.3124           5.5020            5.6868             5.8608       6.0036
65             5.7540           6.0216            6.2964             6.5736       6.8196
70             6.2472           6.6036            6.9960             7.4184       7.8336

Values for ages not show. in these Tables will be furnished any Participant upon request and will be calculated on the same basis as those shown in these Tables.


67GA35-0

                  TABLE II - Interpolation Factor for Table I

Dollar Amount to be added to Table I for each Full Month of Adjusted Age in Excess of the Adjusted Exact Age in Full Years.


Table I
                                Options 1. 2 and 4 - Single Life
Adjusted   -----------------------------------------------------------------------------
Exact Age                              Period Certain
In Full    -----------------------------------------------------------------------------       Unit
Years         None         5 Years         10 Years          15 Years           20 Years      Refund
-----      -------         -------         --------          --------           --------      -------

55         $0.0116         $0.0109          $0.0100           $0.0075            $0.0050      $0.0075
56          0.0117          0.0116           0.0100            0.0083             0.0059       0.0091
57          0.0125          0.0125           0.0109            0.0084             0.0050       0.0084
58          0.0142          0.0134           0.0108            0.0083             0.0050       0.0100
59          0.0141          0.0133           0.0117            0.0083             0.0050       0.0100

60          0.0159          0.0150           0.0125            0.0084             0.0050       0.0100
61          0.0175          0.0158           0.0125            0.0083             0.0041       0.0108
62          0.0183          0.0167           0.0133            0.0083             0.0042       0.0177
63          O.Ol92          0.0183           0.0133            0.0084             0.0042       0.0125
64          0.0208          0.0192           0.0142            0.0083             0.0033       0.0133

65          0.0225          0.0200           0.0150            0.0083             0.0033       0.0133
66          0.0242          0.0217           0.0150            0.0075             0.0034       0.0142
67          0.0258          0.0225           0.0150            0.0075             0:0025       0.0158
68          0.0283          0.0241           0.0150            0.0067             0.0016       0.0159
69          0.0300          0.0259           0.0158            0.0067             0.0025       0.0166

70          0.0325          0.0266           0.0150            0.0058             0.0009       0.0184
71          0.0359          0.0292           0.0150            0.0058             0.0016       0.0191
72          0.0383          0.0300           0.0150            0.0042             0.0009       0.0192
73          0.0408          0.0308           0.0142            0.0042             0.0008       0.0208
74          0.0450          0.0334           0.0133            0.0041             0.0008       0.0225



67GA35-0

                                 DESCRIPTION OF
                             GROUP ANNUITY CONTRACT

 Legal Name ________________________________

 Address _________________________________________

 Contract Effective Date _________________________
(Beginning date must be first day of month desired)

To Provide (check appropriate boxes):

                             TAX DEFERRED ANNUITIES

                            __ 403 (b) Account (TSA)

                       Fixed Plan __ Variable Plan __



                       __ Individual Retirement Account

                        Fixed Plan __ Variable Plan __

                   Deposits to begin_______, 19_____________


IMPORTANT All payments and values provided by the variable part of this contract since based on the investment experience of a separate account are variable and are not guaranteed to dollar amount.


                             QUALIFIED PENSION PLAN

                             __ Money Purchase Plan
                             __ Profit Sharing Plan
                             __ _______________________________

      Advance payment of $ _________________ is submitted.


Date ___________________                By:____________________________


________________________                _______________________________
(Agent/Registered Rep.)                     (Title of Officer)

Accepted By: ________________________________________
             American United Life Insurance Company


p-7116 E                                                    va-45. XXX